Exhibit (m)(1)

AMENDMENT 1 TO THE

2nd VOTE FUNDS INVESTMENT ADVISORY AGREEMENT

with

2nd VOTE ADVISERS, LLC

This AMENDMENT No. 1, dated as of September 23, 2021, to the Investment Advisory Agreement, dated as of November 3, 2020 (the “Agreement”), by and between 2nd VOTE FUNDS (“Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and 2nd VOTE ADVISERS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reflect the determination not to create the 2nd Vote Founding Freedoms ETF and to add the newly-created 2VA American Freedoms ETF, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties, provided such change is approved by Board of the Trust;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of (i) deleting the 2nd Vote Founding Freedoms ETF and (ii) adding the 2VA American Freedoms ETF, to be effective at the time the 2VA American Freedoms ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

2nd VOTE FUNDS On behalf of each series listed on Amended Schedule A

By:	/s/ Daniel Grant
Name:	Daniel Grant
Title:	President and Chairman of the Board of Trustees

2nd VOTE ADVISERS, LLC

By:	/s/ Daniel Grant
Name:	Daniel Grant
Title:	Chief Executive Officer and Chief Compliance Officer

Amendment No. 1 to EXHIBIT A

2ndVote Life Neutral Plus ETF

2ndVote Society Defended ETF

2VA American Freedoms ETF